UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

Seelos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 28, 2023, Seelos Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Titan Partners Group, LLC, a division of American Capital Partners, LLC (the “Representative”), as the representative of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 1,781,934 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), pre-funded warrants to purchase up to 2,422,612 shares of Common Stock (the “Pre-Funded Warrants”) and accompanying common stock warrants to purchase up to 4,204,546 shares of Common Stock (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”). The combined public offering price for each share of Common Stock and accompanying Common Warrant to purchase one share of Common Stock is $1.32 and the Underwriters have agreed to purchase the shares of Common Stock and accompanying Common Warrants pursuant to the Underwriting Agreement at a combined price for each share of Common Stock and accompanying Common Warrant to purchase one share of Common Stock of $1.2276. The combined public offering price for each share of Common Stock subject to a Pre-Funded Warrant and accompanying Common Warrant to purchase one share of Common Stock is $1.319 and the Underwriters have agreed to purchase the Pre-Funded Warrants and accompanying Common Warrants pursuant to the Underwriting Agreement at a combined price for each share of Common Stock subject to a Pre-Funded Warrant and accompanying Common Warrant to purchase one share of Common Stock of $1.2267.

The per share exercise price for the Pre-Funded Warrants is $0.001, subject to adjustment as provided therein. The Pre-Funded Warrants are exercisable immediately and will expire when exercised in full. Each holder of a Pre-Funded Warrant will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 9.99% (or, at the election of the purchaser, 4.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise (the “Pre-Funded Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Pre-Funded Warrant Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants will be subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants. The holders may exercise the Pre-Funded Warrants by means of a “cashless exercise.”

The per share exercise price for the Common Warrants is $1.32, subject to adjustment as provided therein. The Common Warrants will be exercisable immediately and will expire on the date that is five years following the original issuance date. Each holder of a Common Warrant will not have the right to exercise any portion of its Common Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise (the “Common Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Common Warrant Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Common Warrants will be subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Common Warrants. If a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Common Warrants is not available for the issuance, then the holders may exercise the Common Warrants by means of a “cashless exercise.”

The Warrants are not and will not be listed for trading on any national securities exchange or other nationally recognized trading system.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-251356), previously filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2020, as amended on December 22, 2020 and declared effective on December 23, 2020, a base prospectus dated December 23, 2020 and a prospectus supplement dated November 28, 2023.

The legal opinion, including the related consent, of Brownstein Hyatt Farber Schreck, LLP relating to the issuance and sale of the shares of Common Stock and the shares of Common Stock to be issued upon exercise of the Warrants to be issued in the Offering is filed as Exhibit 5.1 hereto. The legal opinion, including the related consent, of Paul Hastings LLP relating to the issuance and sale of the Warrants in the Offering is filed as Exhibit 5.2 hereto.

Gross proceeds from the Offering are expected to be approximately $5.5 million, before deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering (excluding any proceeds from any Warrant exercises) for general corporate purposes, to advance the development of its product candidates and to make periodic principal and interest payments under, or to repay a portion of, that certain Convertible Promissory Note No. 1 issued to Lind Global Asset Management V, LLC on November 23, 2021, as amended on December 10, 2021, February 8, 2023, May 19, 2023 and September 30, 2023.

The purchase and sale of the shares of Common Stock, the Pre-Funded Warrants and the accompanying Common Warrants, and the closing of the Offering, are expected to take place on or about December 1, 2023, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, the Company and each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Representative that generally prohibit, without the prior written consent of the Representative and subject to certain exceptions, the sale, transfer or other disposition of securities of the Company until the earlier of January 12, 2024 and the date on which the closing price of the Common Stock on the Nasdaq Capital Market is at or above 300% of the combined public offering price per share of Common Stock and accompanying Common Warrant (subject to adjustments for stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations or similar transactions).

The foregoing descriptions of the Underwriting Agreement and the Warrants do not purport to be complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement, the form of Pre-Funded Warrant and the form of Common Warrant, which are filed herewith as Exhibits 1.1, 4.1 and 4.2, respectively

The representations, warranties and covenants contained in the Underwriting Agreement and the Warrant were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement and the Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and the Warrants, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to the closing of the Offering on a timely basis or at all and market conditions. Reference is also made to other factors detailed from time to time in the Company’s periodic reports and other filings filed with the SEC, including the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on May 12, 2022, the Company entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may offer and sell shares of Common Stock from time to time through Jefferies, acting as the sales agent.

Effective as of November 27, 2023, the Company voluntarily terminated the Sales Agreement. During the term of the Sales Agreement, the Company sold an aggregate of 14,193 shares of Common Stock for aggregate gross proceeds to the Company of approximately $540,898.13. The Sales Agreement was terminable at will by the Company with no penalty.

Item 8.01. Other Events.

On November 28, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

1.1*	Underwriting Agreement, dated as of November 28, 2023, by and between Seelos Therapeutics, Inc. and Titan Partners Group, LLC.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Warrant.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.2	Opinion of Paul Hastings LLP.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.2).

99.1	Press Release, dated November 28, 2023.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: November 30, 2023	By:	/s/ Raj Mehra, Ph.D.
		Name:	Raj Mehra, Ph.D.
		Title:	Chief Executive Officer and President